Deloitte & Touche LLP
Two World Financial Center
New York, NY 10281-1414
USA

Tel: +1 212 436-2000
Fax: +1 212 436-5000
www.deloitte.com
Member of Deloitte Touche Tohmatsu







May 29, 2007
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.   20549-7561


Dear Sirs/Madams:

We have read Attachment 77 K of Excelsior Buyout Investors, LLC
(Commission File No. 811-21283) Form N-SAR dated May 29, 2007 and have the following comments:
1.	We agree with the statements made in paragraphs 1 through 5.
2.	We have no basis on which to agree or disagree with the
statements made in paragraphs 6 and 7.


Yours truly,
/s/ Deloitte & Touche LLP



Cc Mr. S. Suss, CFO, US Trust Alternative Investments